Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders of

POWERDSINE LTD.

We have audited the consolidated balance sheets of PowerDsine Ltd. (the “Company”) and its subsidiary as of December 31, 2005 and 2004, and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of the Company’s Board of Directors and management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Company’s Board of Directors and management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company and its subsidiary as of December 31, 2005 and 2004 and the consolidated results of their operations, changes in shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

February 7, 2006

/s/ Kesselman & Kesselman
Certified Public Accountants
A member of PricewaterhouseCoopers International Limited

Tel-Aviv, Israel

POWERDSINE LTD.

(An Israeli Corporation)

CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands, except share data)

	December 31,
	2005	2004
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$14,366	$15,616
Marketable debt securities (Note 8D)	26,511	28,149
Accounts receivable and others:
Trade (Note 8A)	8,465	5,719
Prepaid expenses	433	728
Other (Note 8B)	1,359	1,116
Inventories (Note 8C)	1,616	1,431

Total current assets	52,750	52,759
INVESTMENTS AND OTHER LONG-TERM ASSETS (Note 3)	37,662	38,743
PROPERTY AND EQUIPMENT, net (Note 2)	1,864	1,623

Total assets	$92,276	$93,125

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable and accruals:
Trade	$1,817	$3,175
Accrued expenses (Note 8E)	4,504	4,888
Other (Note 8F)	1,780	4,620
Deferred revenues	1,585	1,144

Total current liabilities 13,827	9,686	13,827
ACCRUED SEVERANCE PAY (Note 4)	2,250	1,973
COMMITMENTS AND CONTINGENT LIABILITIES (Note 5)	—	—

Total liabilities	11,936	15,800

SHAREHOLDERS’ EQUITY (Note 6):
Share capital:
Ordinary shares of NIS 0.01 par value	137	136
(Authorized at December 31, 2005 and 2004 - 41,900,000 shares; Issued and outstanding - 19,581,167 shares at December 31, 2005, 19,311,452 shares at December 31, 2004),
Additional paid-in capital	134,466	134,229
Deferred stock-based compensation	(4,769)	(7,330)
Accumulated deficit	(48,862)	(49,613)
Other comprehensive loss	(632)	(97)

Total shareholders’ equity	80,340	77,325

Total liabilities and shareholders’ equity	$92,276	$93,125

The accompanying notes are an integral part of these consolidated financial statements

POWERDSINE LTD.

(An Israeli Corporation)

CONSOLIDATED STATEMENTS OF OPERATIONS

(U.S. dollars in thousands, except share and per share data)

	Year ended December 31,
	2005	2004	2003
SALES, net (Note 8G)	$38,619	$41,168	$25,104
COST OF SALES*	18,167	20,189	12,316

GROSS PROFIT	20,452	20,979	12,788

OPERATING EXPENSES:
Research and development expenses	6,634	6,658	5,220
Selling and marketing expenses	9,653	7,507	6,138
General and administrative expenses	3,690	2,678	2,130
Stock-based compensation**	1,904	5,848	1,135

Total operating expenses	21,881	22,691	14,623

LOSS FROM OPERATIONS	(1,429)	(1,712)	(1,835)
FINANCIAL INCOME, net (Note 8I)	2,335	699	93

INCOME (LOSS) BEFORE TAXES ON INCOME	906	(1,013)	(1,742)
INCOME TAXES (Note 7)	(155)	(121)	(54)

NET INCOME (LOSS)	$751	$(1,134)	$(1,796)

NET INCOME (LOSS) PER ORDINARY SHARE:
BASIC AND DILUTED	$0.04	$(0.10)	$(1.08)

WEIGHTED AVERAGE SHARES USED IN COMPUTING NET INCOME / (LOSS) PER ORDINARY SHARE:

Basic	19,490,449	11,210,780	1,660,030

Diluted	20,715,844	11,210,780	1,660,030

* Stock-based compensation included in:
Cost of sales	139	139	59

** Allocation of Stock-based compensation to relevant items, is as follows:
Research and development	640	655	296
Selling and marketing	232	428	219
General and administrative	1,032	4,765	620

The accompanying notes are an integral part of these consolidated financial statements

POWERDSINE LTD.

(An Israeli Corporation)

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(U.S. dollars in thousands, except share data)

(Continued) - 1

	Share capital				Additional paid-in capital	Warrants	Deferred Stock-based compensation	Accumulated deficit	Other comprehensive loss	Total
	Number of shares
	Preferred*	Ordinary*	Amount
BALANCE AT JANUARY 1, 2003	10,525,575	1,659,825	$21		$63,603	$2,004		$(46,683)		$18,945
CHANGES DURING 2003:
Net loss								(1,796)		(1,796)
Deferred stock-based compensation related to employee stock option grants					10,855		(10,855)			—
Amortization of deferred stock-based compensation related to employee stock option grants							1,194			1,194
Exercise of employee stock options		10,500	(b	)	18					18
Exercise of warrants		4,500	(b	)	15					15

BALANCE AT DECEMBER 31, 2003	10,525,575	1,674,825	21		74,491	2,004	(9,661)	(48,479)		18,376

CHANGES DURING 2004:
Net loss								(1,134)		(1,134)
Other comprehensive loss									(97)	(97)
Total Comprehensive loss										(1,231)
Conversion of convertible preferred shares	(10,525,575)	11,229,401	25		(25)
Allotment of fully paid bonus shares			70		(70)
Exercise of warrants		586,689	6		1,998	(2,004)
Issuance of share capital upon initial public offering		5,100,000	11		(a)52,057					52,068
Deferred stock-based compensation related to employee stock option grants					3,940		(3,940)
Forfeiture of options granted to employees					(284)		284			—
Amortization of deferred stock-based compensation related to employee stock option grants							5,987			5,987
Issuance of options to a service provider					8					8
Exercise of employee stock options		720,537	3		2,114					2,117

BALANCE AT DECEMBER 31, 2004	—	19,311,452	136		134,229	—	(7,330)	(49,613)	(97)	77,325

POWERDSINE LTD.

(An Israeli Corporation)

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(U.S. dollars in thousands, except share data)

(Concluded) - 2

	Share capital			Additional paid-in capital	Warrants	Deferred Stock-based compensation	Accumulated deficit	Other comprehensive loss	Total
	Number of shares
	Preferred*	Ordinary*	Amount
BALANCE AT DECEMBER 31, 2004	—	19,311,452	136	134,229	—	(7,330)	(49,613)	(97)	77,325

CHANGES DURING 2005:
Net Income							751		751
Other comprehensive loss								(535)	(535)

Total Comprehensive Income									216
Forfeiture of options granted to employees				(518)		518			—
Amortization of deferred stock-based compensation related to employee stock option grants						2,043			2,043
Issuance of options to a service provider				9					9
Exercise of employee stock options		269,715	1	746					747

BALANCE AT DECEMBER 31, 2005	—	19,581,167	$137	$134,466	—	$(4,769)	$(48,862)	$(632)	$80,340

*	After giving retroactive effect to the ten-to-one share split and the allotment of the fully paid bonus shares in May 2004, see Note 6.
(a)	Net of issuance expenses of $6,582 in the year ended December 31, 2004.
(b)	Represents an amount less than $1.

The accompanying notes are an integral part of these consolidated financial statements.

POWERDSINE LTD.

(An Israeli Corporation)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(U.S. dollars in thousands)

	Year ended December 31,
	2005	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$751	$(1,134)	$(1,796)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	697	542	791
Changes in the accrued liability for severance pay	277	494	354
Amortization of premium on marketable debt securities	72	176	—
Capital loss (gain) from sale of property and equipment	—	3	(5)
Loss (gain) on amount funded in respect of severance pay	63	(11)	(143)
Amortization of deferred stock-based compensation	2,043	5,987	1,194
Compensation expenses related to options granted to other service providers	9	8	—
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable and others:
Trade	(2,746)	(1,069)	1,047
Prepaid expenses (including non-current portion)	251	(249)	249
Other	(339)	(224)	(221)
Increase (decrease) in accounts payable and accruals:
Trade	(1,358)	3,034	(1,902)
Accrued expenses	(384)	2,000	1,475
Other	(2,840)	2,655	409
Increase in deferred revenues	441	37	879
Increase in inventories	(185)	(366)	(702)

Net cash provided by (used in) operating activities	(3,248)	11,883	1,629

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(938)	(624)	(462)
Restricted cash	—	500	—
Investment in available for sale marketable debt securities	(35,588)	(78,798)	—
Proceeds from maturities of marketable debt securities	38,032	13,310	—
Amounts funded in respect of severance pay	(445)	(409)	(327)
Amounts withdrawn from severance funds	94	71	85

Net cash provided by (used in) investing activities	1,155	(65,950)	(704)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of share capital in an initial public offering, net of issuance expenses	—	52,618	—
Proceeds from exercise of warrants	—	—	15
Proceeds from exercise of employee stock options	843	2,021	18

Net cash provided by financing activities	843	54,639	33

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(1,250)	572	958
BALANCE OF CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	15,616	15,044	14,086

BALANCE OF CASH AND CASH EQUIVALENTS AT END OF YEAR	$14,366	$15,616	$15,044

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION - cash paid during the period for:
Interest	$97	$66	$56

Income taxes	$175	$70	$88

Supplemental disclosure of non- cash financing activity:
Receivable on account of shares issued upon options exercise	—	$96	—

Offering costs payable	—	$550	—

The accompanying notes are an integral part of these consolidated financial statements

POWERDSINE LTD.

(An Israeli Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

A.	General

1) PowerDsine Ltd. (the “Company”) is an Israeli Company that together with its wholly owned U.S. subsidiary, PowerDsine, Inc. (collectively the “Group”) designs, develops and supplies integrated circuits, modules and systems that enable the implementation of Power-over-Ethernet (“P.O.E”) in local area networks. In addition to POE products, the Group also sells telecommunications products, including telephone ring signal generators and remote power feeding modules. As to the Group’s sales information and principal customers, see Note 8G.

2) Accounting principles

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

3) Use of estimates in the preparation of consolidated financial statements

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of sales and expenses during the reported years. Actual results could differ from those estimates.

B.	Functional currency

The currency of the primary economic environment in which the Company’s and its subsidiary’s operations are conducted is the U.S. dollar (“$” or “dollar”). Substantially all of the Group’s revenues are derived in dollars or in other currencies linked to the dollar. Purchases of most materials and components are carried out in, or linked to, the dollar. Thus, the functional currency of the Group is the dollar.

Balances in foreign currencies are translated into dollars using historical and current exchange rates at balance sheet date. For non-monetary and monetary balances, respectively. Foreign currency transactions are recorded in the consolidated statements of operations using the exchange rates at the transaction dates. Depreciation, amortization and changes in inventories and other changes deriving from non-monetary items are based on historical exchange rates. The resulting translation gains or losses are recorded as financial income or expenses, as appropriate.

C.	Principles of consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, PowerDsine, Inc., a U.S. based-Company.

Intercompany balances and transactions have been eliminated in consolidation. Profits from intercompany sales, not yet realized outside the Group, also have been eliminated in consolidation.

D.	Cash equivalents

The Group considers all highly liquid investments, which include short-term bank deposits (up to three months from date of deposit) that are not restricted as to withdrawal or use, to be cash equivalents.

POWERDSINE LTD.

(An Israeli Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES (continued)

E.	Inventories

Inventories are valued at the lower of cost or market. Cost is determined as follows:

1) Raw materials on a weighted average basis.

2) Finished products on the basis of production costs:

Raw materials, and subcontracted work component-on a weighted average basis; and Labor and overhead component-at actual cost.

F.	Marketable debt securities

The company classifies its existing marketable debt securities, in accordance with the provisions of statement of Financial Accounting Standard (FAS) No.115 “Accounting for Certain Investments in Debt and Equity Securities” as available for sale. These investments are reported at market value with unrealized gains and losses, recorded as a separate component of comprehensive income or loss in shareholders equity until realized. Amounts reclassified out of accumulated comprehensive income into earning are determined by specific identification. The company includes in earnings under “Financial income, net”, interest and amortization of premiums and discounts over the maturity period for those debt securities and gains and losses on callable debt securities that matured early. For all investment securities, the company determines whether a decline in fair value below the amortized cost basis is other than temporary, in which case the cost basis on the individual security is written down to fair value and the amount of the write down is included in earning as a realized loss. The Company does not hold these securities for speculative or trading purposes.

The company early adopted, upon there release in November 2005, the FSP FAS 115-1 and FAS 124-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments” (“FSP 115-1 and 124-1”), which clarifies when an investment is considered impaired, whether the impairment is other than temporary, and the measurement of an impairment loss. It also includes accounting considerations subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. FSP 115-1 and 124-1 are effective for all reporting periods beginning after December 15, 2005. The Company does not believe adoption of FSP FAS 115-1 and FAS 124-1 will have a material effect on its consolidated financial position, results of operations or cash flows.

G.	Property and equipment

Property and equipment are recorded at cost and depreciated by the straight-line method over their estimated useful lives.

Depreciation periods are as follows:

Years
Machinery and equipment	7 - 15
Computers and peripheral equipment	3 - 5
Office furniture and equipment	7 - 16

Leasehold improvements are amortized by the straight-line method over the term of the lease, which is shorter than the estimated useful life of the improvements.

POWERDSINE LTD.

(An Israeli Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES (continued)

H.	Impairment of long-lived assets

Long-lived assets, held and used by the Group, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. If the sum of the expected future cash flows (undiscounted and without interest charges) of the long-lived assets is less than the carrying amount of such assets, an impairment loss would be recognized, and the assets are written down to their estimated fair values.

I.	Revenue recognition

Revenues from sales of products are recognized when persuasive evidence of an arrangement (usually in the form of purchase order) exists, delivery has occurred, title has passed to the customer, the Group’s price to the customer is fixed or determinable and collectability is reasonably assured. In the majority of the Group’s agreements with distributors, distributors are entitled to return the Group’s products held by such distributors on the date of termination by either party to the agreement. In such terminable agreements, the sales price is neither fixed nor determinable until this cancellation privilege lapses. Therefore, revenues from transactions involving distributors and the related cost of sales are recognized when the products are delivered to the distributor’s customer. Revenues in respect of these transactions are included in deferred revenue until delivered to the distributor’s customers. The Group does not, in the normal course of business, grant rights to return products to its customers.

The Group provides for warranty costs at the same time as the revenue is recognized. The annual warranty provision is calculated as a percentage of sales, based on historical experience.

J.	Research and development

Research and development expenses are charged to income as incurred.

K.	Advertising expenses

Advertising expenses are charged to income as incurred (see also Note 8H).

L.	Income taxes

1) Deferred taxes are computed in respect of differences between the amounts presented in these statements and those taken into account for tax purposes. As to the main factors in respect of which deferred taxes have been included—see note 7. Deferred tax balances are computed using the tax rates expected to be in effect at time of release to income from the deferred tax accounts. Valuation allowances in respect of deferred tax assets are provided when it is more likely than not that all or part of the deferred tax assets will not be realized.

2) The Group may incur additional tax liability in the event of an interCompany dividend distribution; no account was taken of the additional tax, since it is the Group’s policy not to cause distribution of dividends, which would involve additional tax liability to the Group in the foreseeable future. Taxes, which would apply in the event of disposal of investment in the subsidiary, have not been taken into account in computing the deferred taxes, as it is the Company’s policy to hold this investment, not to realize it.

POWERDSINE LTD.

(An Israeli Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES (continued)

3) Upon the distribution of dividends from the tax-exempt income of an “approved enterprise” (see Note 7), the amount distributed will be subject to tax at the rate that would have been applicable had the Company not been exempted from payment thereof. The company intends to permanently reinvest the amounts of tax exempt income and it does not intend to cause distribution of such income as cash dividends. Therefore, no deferred income taxes have been provided in respect of such tax exempt income.

M.	Stock-based compensation

The Group accounts for employee stock-based compensation in accordance with Accounting Principles Board Opinion (“APB”) No. 25, “Accounting for Stock Issued to Employees”, and related interpretations. Under APB No. 25, deferred stock-based compensation is based on the difference, if any, on the grant date between the fair value of the company’s ordinary shares and the exercise price of related equity awards. The Company recognizes deferred stock-based compensation expense as the Company amortizes the deferred stock-based compensation amounts using the straight line method over the related vesting periods, generally four or five years. In accordance with FAS No. 123 “Accounting for Stock-Based Compensation” (“FAS 123”), as amended by FAS 148, the Group discloses pro-forma information assuming the Group had accounted for employee stock option grants using the fair value-based method defined in FAS 123. The Company accounts for equity awards issued to non-employees in accordance with the provision of FAS 123, “Accounting for Stock-Based Compensation”, and EITF No. 96-18, “Accounting for Equity Instruments that are Issued to other than Employee for Acquiring or in Conjunction with Selling Goods or Services” and related interpretations.

The following table illustrates the effect on net income (loss and net income (loss) per ordinary share assuming the Group had applied the fair value recognition provisions of FAS 123 to its stock-based compensation.

	Year ended December 31,
	2005	2004	2003
	(U.S. dollars in thousands,
	except per share data)
Net income (loss), as reported	$751	$(1,134)	$(1,796)
Add-stock-based compensation expense related to employee stock option plan, included , in consolidated statements of operations	2,043	5,987	1,194
Deduct-stock-based compensation expense determined under fair value method for all awards	(8,567)	(6,851)	(1,464)

Pro forma net loss	$(5,773)	$(1,998)	$(2,066)

Net income (loss) per ordinary share, as reported:
Basic and diluted	$0.04	$(0.10)	$(1.08)

Net loss per ordinary share, pro forma:
Basic and diluted	$(0.30)	$(0.18)	$(1.24)

POWERDSINE LTD.

(An Israeli Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES (continued)

N.	Earning (loss) per share “EPS” (“LPS”)

Basic EPS (LPS) is computed by dividing net income (loss) by the weighted average number of shares outstanding during the year. Diluted EPS reflects the increase in the weighted average number of shares outstanding that would result from the assumed exercise of options, calculated using the treasury-stock-method (in 2003 and 2004, such effect was not included since it would have been anti-dilutive). For reconciliation of weighted average number of ordinary shares used and number of potential ordinary shares included from the computation, see Note 8J.

O.	Comprehensive income (loss)

The company’s components of comprehensive income (loss) are unrealized gains or losses on investments classified as available for sale in addition to net income (loss).

P.	Fair value of financial instruments

The financial instruments of the Company consist mainly of non-derivative current assets, investments in marketable securities and current liabilities. The carrying amounts reported in the balance sheets approximate fair value due to the liquidity, the short term to the maturity and the nature of such instruments. As to the fair value of marketable debt securities, see Note 8E. The fair value of amounts funded in insurance policies in respect of employees severance pay is usually identical or close to their carrying value.

Q.	Concentration of credit risks

Financial instruments that subject the Group to credit risks consist primarily of cash, cash equivalents and marketable securities, which are deposited in major financial institutions in the U.S. and Israel.

A substantial part of the Group’s revenue is derived from its principal customers (see Note 8G). These customers are large and well-known enterprises all over the world. The Group evaluates the collectibility of its trade balances on a current basis. The allowance for doubtful accounts has been determined for specific debts where collection is doubtful.

R.	Recently issued accounting pronouncements in the United States of America:

1) FAS 123 (Revised 2004) Share-based Payment

In December 2004, the Financial Accounting Standards Board (“FASB”) issued the revised Statement of Financial Accounting Standards (“FAS”) No. 123, Share-Based Payment (“FAS 123R”), which addresses the accounting for share-based payment transactions in which the Company obtains employee services in exchange for (a) equity instruments of the Company or (b) liabilities that are based on the fair value of the Company’s equity instruments or that may be settled by the issuance of such equity instruments .In March 2005, the SEC issued Staff Accounting Bulletin No. 107 (SAB 107) regarding the SEC’s interpretation of FAS 123R

SFAS 123(R) requires companies to estimate the fair value of share-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in the Company’s Consolidated Statement of Operations. Prior to the adoption of SFAS 123(R), the Company accounted for stock-based awards to employees and directors using the intrinsic value method in accordance with APB 25 as allowed under Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”).

POWERDSINE LTD.

(An Israeli Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES (continued)

FAS 123R eliminates the ability to account for employee share-based payment transactions using APB Opinion No. 25 - “Accounting for Stock Issued to Employees”, and requires instead that such transactions be accounted for using the grant-date fair value based method. As applicable to the group, this Statement will be effective as of the beginning of January 1, 2006. Early adoption of FAS 123R is encouraged. This Statement applies to all awards granted or modified after the Statement’s effective date. In addition, compensation cost for the unvested portion of previously granted awards that remain outstanding on the Statement’s effective date shall be recognized on or after the effective date, as the related services are rendered, based on the awards’ grant-date fair value as previously calculated for the pro-forma disclosure under FAS 123.

The Company estimates that the cumulative effect of adopting FAS 123R, as of its adoption date by the Company beginning of January 1, 2006, based on the awards outstanding as of December 31, 2005, will be approximately $77 thousands.

The company expects that upon the adoption of FAS 123R, the company will apply the modified prospective application transition method, as permitted by the Statement. Under such transition method, upon the adoption of FAS 123R, the Company’s financial statements for periods prior to the effective date of the Statement will not be restated.

The Company expects this Statement to have a material effect on the Company’s financial statements or its results of operations in future periods.

The impact in the 2006 fiscal year and beyond will depend upon various factors, among the Company’s future compensation strategy. At December 31, 2005, unamortized compensation expense related to outstanding unvested options, as determined in accordance with SFAS 123(R), that the company expects to record during fiscal 2006 was approximately $3.6 million before taxation and any adjustment for forfeitures.

2) FAS 151 Inventory Costs - an amendment of ARB 43, Chapter 4

In November 2004, the FASB issued FAS No. 151, “Inventory Costs - an Amendment of ARB 43, Chapter 4” (“FAS 151”). This Statement amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing”, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material. This Statement requires that those items be recognized as current-period charges. In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This Statement will be effective for inventory costs incurred during fiscal years beginning after June 15, 2005 (January 1, 2006 for the Company). Earlier application of FAS 151 is permitted. The provisions of this Statement shall be applied prospectively. The Company does not expect this Statement to have a material effect on the Company’s financial statements or its results of operations.

POWERDSINE LTD.

(An Israeli Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES (continued)

3) FAS 154 - Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3

In June 2005, the Financial Accounting Standards Board issued FAS No. 154, “Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3”. This Statement generally requires retrospective application to prior periods’ financial statements of changes in accounting principle. Previously, Opinion No. 20 required that most voluntary changes in accounting principle were recognized by including the cumulative effect of changing to the new accounting principle in net income of the period of the change. FAS 154 applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. This Statement shall be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005 (January 1, 2006 for the company). The company does not expect the adoption of this statement will have a material impact on the company’s results of operations, financial position or cash flow.

4) FAS 155 - Accounting for Certain Hybrid Financial Instruments an amendment of FASB Statements No. 133 and 140

In February 2006, the FASB issued FAS 155, accounting for certain Hybrid Financial Instruments, an amendment of FASB statements No.133 and 140. This statement permits fair value measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation. This statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. Earlier adoption is permitted as of the beginning of an entity’s fiscal year, provided that no interim period financial statements have been issued for the financial year. Management is currently evaluating the impact of this statement, if any, on the Company’s financial statements or its results of operations.

5) EITF 04-13 - Accounting for Purchases and Sales of Inventory with the Same Counterparty

On September 15, 2005, the Emerging Issues Task Force (“EITF”) of the Financial Accounting Standards Board (“FASB”) reached a consensus on Issue 04-3, “Accounting for Purchases and Sales of Inventory with the Same Counterparty.” EITF 04-13 describes the circumstances under which two or more inventory transactions with the same counterparty should be viewed as a single nonmonetary transaction, and describes the circumstances under which nonmonetary exchanges of inventory within the same line of business should be recognized at fair value. EITF 04-13 will be effective for transactions completed in reporting periods beginning after March 15, 2006. The Company is currently evaluating the applicability of EITF 04-13 to the Company’s inventory transactions.

S.	Reclassifications

Certain reclassifications have been made to the Company’s prior years consolidated financial statements to conform to the current year’s consolidated financial statement presentation.

POWERDSINE LTD.

(An Israeli Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - PROPERTY AND EQUIPMENT

A. Property and equipment grouped by major classification, is as follows:

	December 31,
	2005	2004
	(U.S. dollars in thousands)
Cost:
Machinery and equipment	$2,726	$2,063
Computers and peripheral equipment	2,116	2,190
Office furniture and equipment	557	565
Leasehold improvements	593	351

	5,992	5,169
Less - accumulated depreciation and amortization	(4,128)	(3,546)

	$1,864	$1,623

B. Depreciation and amortization expenses in respect of property and equipment amounted to approximately $697,000 and $542,000 and $791,000 for the years ended December 31, 2005, 2004 and 2003, respectively.

NOTE 3 - INVESTMENTS AND OTHER LONG TERM-ASSETS

Investments and other long-term assets balance is composed as follows:

	December 31,
	2005	2004
	(U.S. dollars in thousands)
Investment in marketable debt securities (see Note 8D)	$35,653	$37,066
Amount funded by insurance policies in respect of employee severance pay (see Note 4)	1,844	1,556
Prepaid expenses	165	121

	$37,662	$38,743

POWERDSINE LTD.

(An Israeli Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - EMPLOYEE RIGHTS UPON RETIREMENT

A. Israeli labor law generally requires payment of severance pay upon dismissal of an employee or upon termination of employment in certain other circumstances. The Company has recorded a severance pay liability for the amount that would be paid if all its Israeli employees were dismissed at the balance sheet date, on an undiscounted basis, in accordance with Israeli labor law. This liability is computed based upon the number of years of service multiplied by the latest monthly salary. The amount of accrued severance pay represents the Company’s severance pay liability in accordance with labor agreements in force and based on salary components, which in management’s opinion, create an entitlement to severance pay. The liability is partly funded by insurance policies. The amounts funded are included among other assets (see Note 3). The Company may only utilize the insurance policies for the purpose of disbursement of severance pay.

B. Severance pay expenses amounted to approximately $538,000, $494,000 and $337,000 for the years ended December 31, 2005, 2004 and 2003, respectively.

C. The Company expects to pay $44,000 future benefits to its employees during the years 2010 to 2014 upon their normal retirement age. The amount was determined based on the employees current salary rates and the number of service years that will be accumulated upon the retirement date.

These amounts do not include amounts that might be paid to employees that will cease working for the Company before their normal retirement age.

D. The Company expects to contribute $500,000 in the year ending December 31, 2006 to the insurance policies in respect of its severance pay obligation.

POWERDSINE LTD.

(An Israeli Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - COMMITMENTS AND CONTINGENCIES

A. Commitments - lease agreements

The Group leases office space under operating lease agreements expiring on different dates through August 2012. The Group also leases cars for its employees under operating lease agreements expiring on different dates through October 2007. Lease payments are mainly linked to the change in the Israeli price index. The projected lease payments under the above leases, at rates in effect as of December 31, 2005, are as follows:

Year ending December 31:	(U.S. dollars in thousands)
2006	$915
2007	753

2008	545

2009	301

2010 and thereafter	718

$3,232

Office Rental expenses totaled $553,000 , $390,000 and $343,000 in the years ended December 31, 2005, 2004 and 2003, respectively. Car lease expenses totaled $642,000 , $609,000 and $741,000 in the years ended December 31, 2005, 2004 and 2003, respectively.

B. Litigations:

1) On January 2, 2002, the Company received a copy of a Complaint for Patent Infringement and Request for Jury Trial filed on October 26, 2001 (the “Complaint”) against the Group. The Complaint was filed by ChriMar Systems, Inc. (“ChriMar”) in the United States District Court for the Eastern District of Michigan, Southern Division (the “Court”). In its Complaint, ChriMar Systems claims that the Group has infringed patent rights owned by it. ChriMar Systems requests that the Court determine the following: (1) that the patent was duly and legally issued, and is valid and enforceable ,(2) that the Group has directly and/or contributory infringed the patent and/or actively induced infringement of the patent by others, (3) that the Group be preliminarily and permanently enjoined from engaging in any further acts of infringement of the patent, (4) that ChriMar Systems be awarded damages adequate to compensate for the infringement by the Group, (5) that the infringement by the Group was willful, thereby entitling ChriMar Systems to recover treble damages, (6) that the infringement by the Group has been such to render the action exceptional and (7) that ChriMar Systems be awarded reasonable attorney’s fees, and (8) that ChriMar Systems be awarded such other and further relief as the Court may deem to be right and just.

POWERDSINE LTD.

(An Israeli Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - COMMITMENTS AND CONTINGENCIES (continued):

On February 21, 2002, the Group filed an answer to the Complaint in which the Group denied all of the allegations stated in the Complaint and raised additional defenses such as laches, estoppel, and failure to state a claim. Neither the Group nor ChriMar Systems took any other action in connection with this matter. ChriMar Systems also filed a lawsuit against Cisco Systems, Inc. (“Cisco”), alleging that Cisco products infringed their patent. On May 15, 2003, the Court, following a stipulation by the parties, entered an order staying the proceeding between ChriMar and the Group pending the resolution of the case against Cisco. In the case against Cisco, a Special Master appointed by the Court held that the plaintiff’s patent was not valid. The Court upheld the Special Master’s decision and unless the plaintiff appeals the decision or litigates its other claims, the suit against the Group will be dismissed. . In that case, by decision dated May 13, 2004 the court held that claim 1 of ChriMar’s patent is not valid. Based on the foregoing, we plan to (a) have some settlement discussions with ChriMar; and (b) if such discussions fail more to open the case and, based on the Court’s decisions in the Cisco, ask the Court to dismiss the case against the Group. At this stage of the litigation the Group’s management and its legal counsel cannot estimate the outcome of the litigation with ChriMar Systems and, therefore, no provisions have been included in the Group’s financial statements in respect of the foregoing claim.

2) On March 31, 2004, the U.S. subsidiary of the Group filed a complaint in the Federal District Court for the Southern District of New York against Network-1 Security Solutions, Inc (“Net-1”). In the complaint the U.S. subsidiary requests that the court declare that a certain patent assigned to Net-1 is either not infringed by the U.S. subsidiary’s products and /or is not valid. To this date the U.S. subsidiary and Net-1 have stipulated several times to delay the date on which Net-1 has to respond to the U.S. Subsidiary’s complaint. In addition, on January 21, 2005 the court denied Net-1’s Motion to Dismiss the U.S. subsidiary’s complaint. No further action has taken place in the case. However, the Company believes it is reasonable to assume that as part of its answer and response to the U.S. subsidiary’s complaint, Net-1 will file counterclaims alleging that the products sold by the Group infringe foregoing patent. On or about November 16, 2005, the Company, dismissed its complaint filed on March 31, 2004 (the “Complaint”) against Net-1. Net-1 had never filed an answer to the Complaint and had never asserted counterclaims against the Company. In the Complaint the Company sought declaratory relief, as opposed to monetary relief. As part of the dismissal the defendant made a covenant not to sue the Company on account of any integrated products. A more limited covenant not to sue was made in connection with a specific family of products where the covenant applies to all such family of products sales made prior to March 31, 2005.

POWERDSINE LTD.

(An Israeli Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - SHAREHOLDERS’ EQUITY

All figures in these financial statements have been retroactively adjusted to reflect the share split and the issuance of fully paid bonus shares, effected May 7, 2004, see A.(1) below:

A.	Share capital

1) On May 7, 2004 the shareholders adopted the following resolutions: a ten-to-one share split and an allotment of fully paid bonus shares, NIS 0.01 par value, to the Company’s shareholders such that the holder of each of the Company’s shares of any class of stock was issued 0.5 shares of NIS 0.01 par value of the same class of stock.

2) Initial Public Offering (“IPO”)

(a) In June 2004, 6,900,000 ordinary shares of NIS 0.01 par value (including 900,000 ordinary shares resulting from the exercise of the over-allotment option by the underwriters) were offered in an IPO. 5,100,000 ordinary shares by the Company and 1,800,000 ordinary shares by certain shareholders, for $11.50 per share. The net proceeds to the Company of $52,122,000 were net of a 7% underwriting discount and other offering costs. Since June 9, 2004, the Company’s ordinary shares trade in the United States on the Nasdaq National market.

(b) Upon closing of the offering, all of the Company’s outstanding convertible preferred shares (see C. below) were converted into 11,229,401 ordinary shares and all outstanding warrants were exercised into convertible preferred shares which were then exercised on a cashless basis for 586,639 ordinary shares.

(c) All of the Company’s 1,118,310 warrants to purchase series H preferred shares at an exercise price of $6.62 were exercised on a cashless basis for additional shares of preferred stock which were converted into 586,639 ordinary shares upon completion of the Company’s IPO.

B.	Ordinary shares

Each ordinary share is entitled to one vote. The holders of ordinary shares also are entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors. No dividends have been declared or paid as of December 31, 2005.

C.	Stock option plans:

1) On October 21, 1996, the Company’s Board of Directors approved a Section 102 stock option plan (“102 plan”). Options granted under the 102 plan may be granted to the employees of the Group.

On February 27, 1997, the Company’s Board of Directors approved an incentive and restricted stock option plan for employees of its subsidiary and consultants of the Company and its subsidiary (“the incentive plan”). The incentive plan provides for the grant of incentive stock options a defined under Section 422 of the Internal Revenue Code of 1986, and restricted stock options to purchase ordinary shares of the Company.

POWERDSINE LTD.

(An Israeli Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - SHAREHOLDERS’ EQUITY (continued):

In December 2003, following the tax reform in Israel (see Note 7J), the Company’s Board of Directors approved a revised Section 102 stock option plan (the “2003 plan”). Options granted under the 2003 plan may be granted to directors, officers and employees of the Group. The Company’s Board of Directors selected the capital gains tax track for options granted to the Group’s employees.

2) The 102 plan and the 2003 plan are subject to the terms stipulated by Section 102 of the Israeli Income Tax Ordinance. Inter alia, these terms provide that the Company will be allowed to claim, as an expense for tax purposes, the amounts credited to the employees as a benefit in respect of shares or options granted under the plan.

The amount allowed as an expense for tax purposes, at the time the employee utilizes such benefit, is limited to the amount of the benefit that is liable to tax as labor income, in the hands of the employee amounts that, as liable to tax as capital gain income, in the hand of the employer, are not allowed as an expenses for tax purpose, all being subject to the restrictions specified in Section 102 of the Income Tax Ordinance.

3) Each option under the above mentioned plans can be exercised to purchase one ordinary share of NIS 0.01 par value of the Company. The ordinary shares issued upon exercise of the options will confer on holders the same rights as the other ordinary shares.

Options generally vest over four to five years from the date of grant. Any option not exercised within 10 years from grant date will expire, unless extended by the Board of Directors. The exercise price of the options granted under the plans is to be determined by the Board of Directors at the time of the grant.

4) In October 2001, the Company’s shareholders approved a grant of 750,000 options to purchase the same amount of the Company’s ordinary shares, NIS 0.01 par value, with an exercise price equal to $3.33, to its two co-founders (employees of the Company and shareholders), on the following terms:

(a) 300,000 of the options were fully vested on the grant date, and

(b) 450,000 vest on the earlier to occur of: (i) a Qualified IPO; or (ii) any deemed liquidation event in which the Series H preferred shareholders either receive or waive the right to receive their Series H Preferential Amount. In June 2004, upon completion of the IPO, the Company recorded a one-time stock-based compensation expense, in the amount of $3,677,000, equal to the difference between the IPO issuance price of $11.50 and $3.33, multiplied by 450,000.

In addition, in November 2003, the Company’s shareholders approved a grant, under the 2003 plan, of 255,000 options to purchase the same amount of the Company’s ordinary shares, NIS 0.01 par value, to its two co-founders. Those options have an exercise price of $3.33 and they vest over a period of five years.

5) At the 2003 annual shareholders meeting it was resolved to grant 37,500 fully vested options to a director. Each option is exercisable into one ordinary share of the Company with an exercise price of such options is $3.33.

In addition, at the same meeting it was resolved to grant 283,030 options to the Chairman of the Board of Directors (“Chairman”) for service rendered as Chairman. Each option is exercisable into one ordinary share of the Company. The exercise price of such options is $3.33. The options vest in four equal annual installments starting on the grant date.

POWERDSINE LTD.

(An Israeli Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - SHAREHOLDERS’ EQUITY (continued):

6) At a meeting of the Company’s shareholders held at September 2004, the shareholders approved the grant of options to purchase 50,000 of the Company’s ordinary shares (the “Initial Grant”) to each external director and to each director currently in office other than the Chairman and the Chief Executive Officer. The shareholders also approved a resolution stating that on the date immediately following the last vesting date of the Initial Grant, and on the anniversary of such date every year thereafter, each director then in office, other than directors who also are employees of the Company, shall be entitled to receive an annual grant of options to purchase 10,000 ordinary shares (the “Annual Grant”), with an exercise price per ordinary share equal to the closing price of the ordinary shares on the applicable grant date. The chairman, if still in duty, shall be entitled to receive the Annual Grant commencing in September 2007. The shareholders determined that all options will expire on the ten-year anniversary of the grant date and that options in the Initial Grant and the Annual Grant will vest in four equal annual installments starting on the first anniversary of the grant date.

7) At the annual meeting of the Company’s shareholders held at October 2005, the shareholders approved the grant to Kenneth Levy, the Chairman of the Board, of options to purchase ordinary shares of the Company in the same amount and on substantially the same terms as were granted to other members of the Board of Directors pursuant to the resolutions adopted at the special shareholders’ meeting on September 8, 2004. Those amounts and terms are: 50,000 ordinary shares (the “Initial grant”) granted as of the date of the meeting approval, vesting in four equal installments over four years; additional options to purchase 10,000 ordinary shares to be granted for each year of service on the Board following the end of the vesting of the Initial Grant; in each case the exercise price will be the market price on the grant date.

8) The Company’s board of directors authorized an automatic increase, to occur on November 29 of each year until November 30, 2013, of the aggregate pool of stock available for grant under the Company’s stock option plans. This yearly increase may be in an amount up to three percent of the then outstanding share capital. On November 29, 2005, the number of such shares available in the option pool increased by 587,435 shares.

9) At a meeting of the Company’s board of directors held at December 14, 2005, the board of directors approved the Company’s plan to repurchase from the Company’s employees options with exercise price above $9 for $0.15 per option. The board of directors also resolved to create a new plan that is substantially similar to the Company’s current Employee Stock Option Plan to allow the grant of Restricted Stock and Restricted Stock Units. Following this resolution the Company purchased from the Company’s employees total of 666,753 options.

POWERDSINE LTD.

(An Israeli Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - SHAREHOLDERS’ EQUITY (continued):

10) A summary of the status of the option plans as of December 31, 2003, 2004 and 2005, and changes during the periods ended on those dates, is presented below:

	Options outstanding
	Available For Grant	Options	Weighted average exercise price

Outstanding -January 1, 2003	540,780	1,170,465	4.27
Options authorized	1,515,000	—	—
Options granted- below fair value	(1,655,595)	1,655,595	3.33
Options exercised	—	(15,000)	2.21
Options forfeited	58,575	(58,575)	7.02

Outstanding - December 31, 2003	458,760	2,752,485	$3.18
Options authorized	558,570	—	—
Options granted-at fair value	(78,750)	78,750	11.56
Options granted- below fair value	(858,605)	858,605	12.12
Options exercised	—	(720,537)	2.94
Options forfeited	69,486	(69,486)	3.33

Outstanding -December 31, 2004	149,461	2,899,817	$5.39
Options authorized	587,435	—	—
Options granted-at fair value	(281,000)	281,000	8.88
Options exercised	—	(269,715)	2.77
Options repurchased	666,753	(666,753)	12.27
Options forfeited	122,351	(122,351)	5.89

Outstanding -December 31, 2005		2,121,998	4.86

Exercisable - December 31, 2005		1,078,118	4.14

Option available for grant - December 31, 2005	1,245,000

POWERDSINE LTD.

(An Israeli Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - SHAREHOLDERS’ EQUITY (continued)

The weighted average grant date fair value of options granted during the years ended December 31, 2005, 2004 and 2003 amounted to $4.64, $6.79 and $8.53 per option, respectively. The fair value was determined by using the Black-Scholes option-pricing model based on the following weighted average assumptions:

	Year ended December 31,
	2005	2004	2003
Risk-free interest rate	4%	4%	5%
Expected life	5 years	5 years	5 years
Dividend yield	0%	0%	0%
Expected volatility	56%	59%	0%

The following table summarizes information about options outstanding and exercisable at December 31, 2005:

	Options outstanding		Options exercisable
Exercise price	Number of options	Weighted average remaining contractual Life	Number of options

$1.74	6,750	2.13	6,750
2.84	2,250	3.21	2,250
3.33	2,688,573	6.45	1,890,876
5.68	5,175	4.20	5,175
6.62	6,000	6.03	4,875
7.7	110,000	9.33	—
9.28	125,250	9.50	—
9.65	50,000	9.83	12,500
10.68	200,000	8.75	50,000
11.56	41,000	8.61	15,436
$12.37	207,580	8.92	81,796

	3,442,578		2,069,658

The total amount of option outstanding and exercisable includes 1,320,580 and 991,540, respectively, of options granted outside the plans to board of directors members, the CEO and the President of the Company, with weighted average exercise price of $4.68 and remaining contractual life of 7.22 years.

POWERDSINE LTD.

(An Israeli Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - SHAREHOLDERS’ EQUITY (continued)

11) The weighted average exercise price per share of the options granted in the years ended December 31, 2005, 2004 and 2003 was $8.99, $12.08 and $3.33 and, respectively. In respect of these grants, the Company recorded $14,795,000 of deferred stock compensation, which is to be amortized over the vesting period of the options.

F.	Options to service providers

In June 2004, the Company issued to a service provider 7,500 options in consideration for services received. Each option can be exercised to purchase one ordinary share of NIS 0.01 par value of the Company, at an exercise price of $11.50. The fair value of these options amounted to approximately $48,000, estimated on the date of grant using the Black-Scholes model with the following assumption: risk-free interest rate of 5%, expected life 5 years, 0% dividend yield and 59% expected volatility.

In January 2005, the Company issued to the same service provider, as aforementioned, 1,000 options in consideration for services received. Each option can be exercised to purchase one ordinary share of NIS 0.01 par value of the Company, at an exercise price of $10.84. The fair value of these options amounted to approximately $5,000, estimated on the date of grant using the Black-Scholes model with the following assumption: risk-free interest rate of 5%, expected life 5 years, 0% dividend yield and 50% expected volatility.

NOTE 7 - TAXES ON INCOME

A.	Corporate taxation in Israel

1) Measurement of results for tax purposes under the Income Tax (Inflationary Adjustments) Law, 1985 (hereinafter—the Inflationary Adjustments Law)

Under the Inflationary Adjustments Law, results for tax purposes are measured in real terms, in accordance with the changes in the Israeli CPI. The Company is taxed under this law.

As explained in Note 1B, the financial statements are measured in dollars. The difference between the change in the Israeli CPI and the exchange rate of the dollar relative to the Israeli currency, both on an annual and cumulative basis, cause differences between taxable results and results reflected in these financial statements.

Paragraph 9(f) of FAS 109, “Accounting for Income Taxes”, prohibits the recognition of deferred tax liabilities or assets that arise from differences between book base and tax base of assets and liabilities that are remeasured from the local currency into the functional currency using historical exchange rates and that result from changes in exchange rates or indexing for tax purposes. Consequently, the abovementioned differences were not reflected in the computation of deferred tax assets and liabilities.

POWERDSINE LTD.

(An Israeli Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - TAXES ON INCOME (continued):

2)	Tax rates

The income of the Company and its Israeli subsidiary (other than income from “approved enterprises”, see c. below) is taxed at the regular rate. Through December 31, 2003, the corporate tax was 36%. In July 2004, Amendment No. 140 to the Income Tax Ordinance was enacted. One of the provisions of this amendment is that the corporate tax rate is to be gradually reduced from 36% to 30%. In August 2005, a further amendment (No. 147) was published, which makes a further revision to the corporate tax rates prescribed by Amendment No. 140. As a result of the aforementioned amendments, the corporate tax rates for 2004 and thereafter are as follows: 2004 - 35%, 2005 - 34%, 2006 - 31%, 2007 - 29%, 2008 - 27%, 2009 - 26% and for 2010 and thereafter - 25%.

The abovementioned changes in corporate tax rates will have no material effect of the balances of deferred tax assets and liabilities of the Company.

Capital gains (other than the real capital gain on the sale of marketable securities - which is subject to tax at the regular rates) are taxed at a reduced rate of 25% on the capital gains derived after January 1, 2003, and at the regular corporate tax rates on the gains derived through the aforementioned date.

B.	Tax benefits under the Law for the Encouragement of Capital Investments, 1959 (the “law”)

Under the law, by virtue of the “approved enterprise” status granted to certain production facilities, the Company is entitled to various tax benefits, as follows:

1) Reduced tax rates

In respect of income derived from its approved enterprise, the Company is entitled to reduced tax rates during a period of seven years from the year in which the enterprise first earns taxable income, but not later than 2010. Since the Company has not yet derived taxable income, the period of benefits in respect of the approved enterprise of the Company has not yet commenced. Income derived from the approved enterprise is tax exempt during the first two years of the seven-year tax benefit period as above and is subject to a reduced tax rate during the remaining five years of benefits. In the event of distribution of cash dividends from income, which was tax exempt as above, the Company would have to pay the 25% tax in respect of the amount distributed. The Company has decided to permanently reinvest the amount of such tax exempt income, and not distribute it as dividends.

2) Accelerated depreciation

The Company is entitled to claim accelerated depreciation in respect of equipment used by the approved enterprise during the first five tax years of the operation of these assets.

3) Conditions for entitlement to the benefits

The entitlement to the above benefits is conditioned upon the Company’s fulfillment of the conditions stipulated by the law, the regulations published hereunder and the certificates of approval for the specific investments in the approved enterprise.

POWERDSINE LTD.

(An Israeli Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - TAXES ON INCOME (continued):

In the event the Company fails to comply with these conditions, the benefits may be cancelled and the Company may be required to refund the amount of the benefits, in whole or in part, with the addition of linkage differences to the Israeli consumer price index (“CPI”) and interest.

C.	Tax benefits under the Law for the Encouragement of Industry (Taxes), 1969

The Company is an “industrial Company” as defined by this law and as such is entitled to certain tax benefits, consisting mainly of accelerated depreciation as prescribed by regulations published under the Inflationary Adjustments Law, the right to claim public issuance expenses as a deduction for tax purposes and amortization of patents and certain other intangible property rights.

D.	Taxation of the U.S. subsidiary

The U.S. subsidiary is taxed in accordance with U.S. tax laws.

E.	Taxes on income included in the consolidated statements of operations

	Year ended December 31,
	2005	2004	2003
	(U.S. dollars in thousands)
Income (loss) before taxes on income:
Domestic	$613	$(1,315)	$(1,868)
Foreign	293	302	126

	$906	$(1,013)	$(1,742)

Income Taxes:
Domestic	—	—	—
Foreign	$(155)	$(121)	$(54)

	$(155)	$(121)	$(54)

F.	Carryforward tax losses

The Company has carryforward tax losses as of December 31, 2005 in the amount of approximately $46 million. Under Israeli tax laws, carryforward tax losses of the Company are linked to the Israeli CPI, and can be utilized indefinitely.

POWERDSINE LTD.

(An Israeli Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - TAXES ON INCOME (continued):

G.	Theoretical tax

Following is a reconciliation of the amount of the theoretical tax expense (income) assuming all income is taxed at a regular tax rate applicable to income of companies in Israel - 34% for the year ended December 31, 2005, 35% for the year ended December 31, 2004 and 36% for the year ended December 31, 2003:

	Year ended December 31,
	2005	2004	2003
	(U.S. dollars in thousands)
Theoretical tax expense (tax income)	$308	$(355)	$(627)
Increase in taxes in respect of tax losses incurred in the reported period for which deferred taxes were not created	309	1,088	4
Increase in taxes resulting from disallowable deductions	183	204	160
Increase (decrease) in taxes resulting from temporary differences for which deferred taxes were not created	(586)	(767)	509
Increase in taxes resulting from different tax rates for the non Israeli subsidiary	55	15	8
Difference between the basis of measurement of income reported for tax purposes and the basis of measurement of income for financial reporting purpose - net	(113)	(65)
Other	(1)	1

Income tax expenses in consolidated statement of operations	$155	$121	$54

H.	Tax assessments

The Company has received final tax assessments for the year ended December 31, 2000. The subsidiary has not received final tax assessments since incorporation (May 9, 1997).

POWERDSINE LTD.

(An Israeli Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - SUPPLEMENTARY FINANCIAL STATEMENT INFORMATION

A.	Accounts receivable - trade

Accounts receivable trade balances are net of allowances for doubtful accounts. Changes in the allowance balance during the year are as follows:

	Year ended December 31,
	2005	2004	2003
	(U.S. dollars in thousands)
Balance at beginning of year	$8	$37	$68
Increase (decrease) in the allowance during the year	36	(29)	(28)
Cancellation in respect to write-off of bad debts	—	—	(3)

Balance at end of year	$44	$8	$37

B.	Accounts receivable - other

	December 31,
	2005	2004
	(U.S. dollars in thousands)
Government of Israel	$815	$595
Interest Income receivables	518	372
Other	26	149

	$1,359	$1,116

C.	Inventories

	December 31,
	2005	2004
	(U.S. dollars in thousands)
Raw materials	$643	$545
Finished products	973	886

	$1,616	$1,431

POWERDSINE LTD.

(An Israeli Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - SUPPLEMENTARY FINANCIAL STATEMENT INFORMATION (continued)

D.	Marketable debt securities:

1) At December 31, 2005, the aggregate fair value and the gross unrealized holding gains and losses were as follows:

Aggregate Fair value	Unrealized gains	Unrealized losses
U.S. dollars in thousands
62,164	—	(632)

The marketable debt securities, as of December 31, 2005, mature as follows:

	Government agencies	Corporate	U.S. dollars in thousands
2006	$22,343	$4,168	$26,511
2007	17,213	3,008	20,221
2008	14,457	975	15,432

	$54,013	$8,151	$62,164

POWERDSINE LTD.

(An Israeli Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - SUPPLEMENTARY FINANCIAL STATEMENT INFORMATION (continued)

2) The Company recognizes an impairment charge when the decline in the fair values of these investments below their cost basis is deemed to be other-than-temporary. The Company considers various factors in determining whether to recognize an impairment charge, including the length of time and the extent to which the fair value has been below the cost basis, the current financial condition of the investee and the Company’s intent and ability to hold the investment for a period of time sufficient to allow for any anticipated recovery in market value. As the contractual cash flows of these investments are either guaranteed by the U.S government or agency of the U.S government or were issued by highly rated corporations, base on the nature of the investments, management concluded that such unrealized losses were not other than temporary as of December 31, 2005.

The following table shows the gross unrealized losses and fair value of the Company’s investments with unrealized losses that are not deemed to be other-than-temporarily impaired (in thousands), aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2005:

	Less than 12 Months		12 Months or Greater		Total
Issuer of debt security	Fair Value	Unrealized losses	Fair Value	Unrealized losses	Fair Value	Unrealized losses
Government agencies	18,924	131	31,089	420	50,013	551

Corporate	975	11	5,001	70	5,976	81

Total	19,899	142	36,090	490	55,989	632

3) The marketable debt securities are presented in the balance sheet as follows:

December 31, 2005
(U.S. dollars in thousands)
Among current assets	$26,511

Among investments and long-term

Receivables	35,653

$62,164

POWERDSINE LTD.

(An Israeli Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

E.	Accrued Expenses:

	December 31,
	2005	2004
	(U.S. dollars in thousands)
Subcontractors and Manufacturing expenses	$859	$207
Operating costs payable	1,902	2,543
Marketing	239	401
Other	1,504	1,737

	$4,504	$4,888

POWERDSINE LTD.

(An Israeli Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - SUPPLEMENTARY FINANCIAL STATEMENT INFORMATION (continued)

F.	Accounts payable and accruals - other

	December 31,
	2005	2004
	(U.S. dollars in thousands)
Payroll and related expenses	$680	$608
Withholding tax upon exercise of employees options	—	2,984
Accrued vacation and recreation pay	907	819
Provision for product warranty (*)	193	206
Other	—	3

	$1,780	$4,620

(*)	Change in provision for product warranty was as follows:

	Year ended December 31,
	2005	2004	2003
	(U.S. dollars in thousands)
The changes in the balance during the year:
Balance at beginning of year	$206	$129	$81
Product warranties for new sales	152	77	43
Changes in accrual in respect of pre-existing warranties	(165)	—	5

Balance at end of year	$193	$206	$129

G.	Sales

1) Sales by product type are as follows:

•	PoE - the product that enables the delivery and management of operating power over Ethernet network cables to power end-devices connected to Ethernet network.

•	Telecommunications - products include telephone ring signals generators, ASIC controllers and DSL remote power feeding modules.

	PoE	Telecommunications	Total
	(U.S. dollars in thousands)
Year ended December 31, 2005
Sales to external customers	$35,625	$2,994	$38,619
Year ended December 31, 2004
Sales to external customers	$38,495	$2,673	$41,168
Year ended December 31, 2003
Sales to external customers	$22,502	$2,602	$25,104

POWERDSINE LTD.

(An Israeli Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - SUPPLEMENTARY FINANCIAL STATEMENT INFORMATION (continued)

2) Geographic information for sales is determined according to the location of the customer as follows:

	Sales	Long-Lived assets
	(U.S dollars in thousands)
Year Ended December 31, 2005
Canada	$2,657	—
China	2,678	—
Hong-Kong	2,665	—
Taiwan	8,422	—
United Kingdom	3,539	—
United States	12,694	296
Other Countries	5,964	1,568

Total	$38,619	$1,864

Year Ended December 31, 2004
Canada	$3,082	—
China	2,036	—
Hong-Kong	2,017	—
Taiwan	3,155	—
United Kingdom	4,167	—
United States	20,588	75
Other Countries	6,123	1,548

Total	$41,168	$1,623

Year Ended December 31, 2003
Canada	$2,668	—
China		—
Hong-Kong	1,364	—
Taiwan	1,118	—
United Kingdom	2,315	—
United States	12,759	125
Other Countries	4,880	1,419

Total	$25,104	$1,544

3) Sales to principal customers all POE products (exceeding 10% of net sales) by percentages of total net sales:

	Year ended December 31,
	2005	2004	2003
Customer A	2%	9%	10%
Customer B	12%	19%	18%
Customer C	7%	6%	13%
Customer D	4%	7%	11%

	25%	41%	52%

POWERDSINE LTD.

(An Israeli Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - SUPPLEMENTARY FINANCIAL STATEMENT INFORMATION (continued)

4) Balance to principal customers (exceeding 10% of total amount) by percentages:

	December 31,
	2005	2004
Customer E	11%	9%
Customer F	11%	6%
Customer G	6%	12%

	28%	27%

H.	Advertising expenses

Advertising expenses amounted to approximately $424,000, $106,000 and $ 126,000 for the years ended December 31, 2005, 2004 and 2003, respectively.

I.	Financial income (expenses), net

	Year ended December 31,
	2005	2004	2003
	(U.S. dollars in thousands)
Exchange rate (losses) gains, net	$44	$(91)	$(52)
Amortization of discount on marketable debt securities	(72)	(143)	—
Interest and bank commissions, net	2,363	933	145

	$2,335	$699	$93

J.	Income (loss) per ordinary share

The following table includes a reconciliation of the denominator used in the calculation of basic and diluted income (loss) per ordinary share:

	Year ended December 31,
	2005	2004	2003
	(U.S. dollars in thousands)
Basic weighted average ordinary shares outstanding	19,490,449	11,210,780	1,660,030

Dilutive effect of:
Options to purchase ordinary shares
Diluted weighted average ordinary	1,225,395

shares outstanding	20,715,844	11,210,780	1,660,030

POWERDSINE LTD.

(An Israeli Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - SUPPLEMENTARY FINANCIAL STATEMENT INFORMATION (continued)

The following non-potential ordinary shares, in 2005, and potential ordinary shares, in 2004 and 2003, were excluded from the computation of diluted net income (loss) per ordinary share:

	Year ended December 31,
	2005	2004	2003
	(U.S. dollars in thousands)
Options to purchase ordinary shares	1,051,363	2,899,817	3,823,065
Convertible preferred shares			10,772,670
Warrants			1,118,310